UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Balance Sheet at June 9, 2010

Notes to the Unaudited Pro Forma Balance Sheet

On June 17, 2010 Steele Recording Corporation  ("Steele Recording" or the "Company") a public reporting company without any business or operating activities, issued 5,730,000  shares of unregistered shares of common stock in exchange for 100% equity interest in Steele Resource, Inc. ("Steele Resource"), making Steele Resource a wholly-owned subsidiary of Steele Recording.  This voluntary share exchange transaction resulted in the shareholders of Steele Resource obtaining a majority voting interest in the Company.  Accounting principles generally accepted in the United States of America require that the company whose shareholders retain the majority interest in a combined business be treated as the acquirer for accounting purposes, resulting in a reverse acquisition.  Accordingly, the share exchange transaction has been accounted for as recapitalization of Steele Resource.

The following unaudited pro forma combined balance sheet reflects the combination of Steele Resource and Steele Recording and the issuance of shares of Steele Recording common stock to Steele Resource stockholders.  The unaudited pro forma combined balance sheet has been derived from audited historical financial statements of Steele Resource and unaudited financial statements of Steele Recording.

Although from a legal perspective, Steele Recording acquired Steele Resource, from an accounting perspective, the transaction is viewed as a recapitalization of Steele Resource accompanied by an issuance of stock by Steele Resource for the net assets of Steele Recording. This is because Steele Recording did not have operations immediately prior to the merger, and following the merger, Steele Resource is the operating company.  One of Steele Resource's officers and directors will serve as a director of the new combined entity. Additionally, Steele Resource's stockholders will own approximately 60% of the outstanding shares of Steele Recording after the completion of the transaction.

Given these circumstances, the transaction is accounted for as a capital transaction rather than as a business combination.  That is, the transaction is equivalent to the issuance of stock by Steele Resource for the net assets of Steele Recording, accompanied by a recapitalization.  Because the transaction is accounted for as a capital transaction, the pro-forma financial statements do not include an income statement.  In addition, the pro forma balance sheet has been prepared in such a manner that the pro forma equity section reflects the total outstanding Steele Recording shares for the new merged entity.  Additional, Steele Recording's accumulated deficit and additional paid-in capital accounts have been eliminated, while Steele Resource's accumulated deficit remains.

The following Unaudited Pro Forma Combined Balance Sheet give effect to the aforementioned reverse acquisition based on the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Combined Balance Sheet which management believes are reasonable.  The Unaudited Pro Forma Combined Balance Sheet  represents the combined financial position of Steele Recording and Steele Resource as of June 9, 2010 as if the reverse acquisition occurred on June 9, 2010.    These unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the audited financial statements and related notes of Steele Resources which are included in this document.

STEELE RECORDING CORPORATION
UNAUDITED PRO FORMA BALANCE SHEET

June 9, 2010

	Steele Resource, Inc.	Steele Recording Corporation (unaudited)	Note	Pro Forma Adjustments	Pro Forma Combined (unaudited)

ASSETS

Current Assets

Cash	$3,788	$30,025			$33,813

Total Current Assets	3,788	30,025			33,813

Total Assets	$3,788	$30,025			$33,813

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities

Accounts payable	$47,680	$430			$48,110
Accrued expenses	9,700	-			9,700

Total Current Liabilities	57,380	430			57,810

STOCKHOLDER’S EQUITY (DEFICIT)

Common Stock	6	12,320	2	(2,776)	9,550
Additional paid in capital	14,994	133,464	2	(114,413)	34,045
Deficit accumulated during the development stage	(68,592)	(116,189)	2	116,189	(68,592)

Total Stockholders’ Equity (Deficit)	(53,592)	29,595			(23,997

Total Liabilities and Stockholders’ Equity (Deficit)	$3,788	$30,025		-	$33,813

The accompanying notes are an integral part of this unaudited pro forma financial statement

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

1.	BASIS OF PRESENTATION

The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of Steel Resources, Inc. and Steele Recording Corporation as of June 9, 2010 as if the reverse acquisition occurred on June 9, 2010.

2.	PROFORMA ADJUSTMENT

The pro forma adjustment was made to reflect the recapitalization of Steele Resource, Inc.